UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2011

CORN PRODUCTS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On January 24 and 25, 2011, Corn Products International, Inc. (the “Company”) received payments totaling US$58.4 million from the Government of the United Mexican States (“Mexico”) pursuant to an award rendered in its favor by a North American Free Trade Agreement (“NAFTA”) Chapter Eleven Tribunal in 2009 (and corrected in 2010).

The award was the result of a claim the Company submitted to arbitration in 2003 under the investment protection provisions of NAFTA arising out of a tax Mexico had imposed on beverages sweetened with high fructose corn syrup.   In 2008 the NAFTA Tribunal found that the tax violated NAFTA’s national treatment provisions by discriminating in favor of domestic producers of cane sugar.

Mexico made these payments pursuant to an agreement with the Company that provides for terminating pending post-award litigation and waiving post-award interest.

This transaction will be reflected in the Company’s results for the quarter ending March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.

Date: January 26, 2011	By:	/s/ Cheryl K. Beebe
Cheryl K. Beebe
Executive Vice President and Chief Financial Officer